Exhibit 99.1

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent to my being named in the Registration Statement on Form S-1 of Hemoglobin Oxygen Therapeutics LLC, and all amendments thereto (the “Registration Statement”) and any related prospectus filed pursuant to Rule 424 promulgated under the Securities Act, as a nominee to become a director of Hemoglobin Oxygen Therapeutics Inc. upon the incorporation of Hemoglobin Oxygen Therapeutics Inc. and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Leslie Fang
Name:	Leslie Fang